                                                                    EXHIBIT 10.3


                               SECURITY AGREEMENT

      This Security Agreement (this "Agreement"), dated as of December 6th, 2005 is made by and among Diametrics Medical, Inc. ("Debtor") and those entities listed on the Schedule of Secured Parties attached hereto as Schedule 1 (individually, a "Secured Party" and collectively, the "Secured Parties"), each a holder of a Convertible Secured Promissory Note in the principal amount indicated across from each Secured Party's name on the Schedule of Secured Parties (individually, a "Note" and collectively, the "Notes").

                                    RECITALS

      A. Debtor has executed and delivered the Notes payable to the order of the Secured Parties as of the date hereof.

      B. In connection with the Notes, Debtor desires to grant a security interest in certain collateral to the Secured Parties as set forth herein.


                                    AGREEMENT

      NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

      SECTION 1 Definitions; Interpretation.

            (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Notes.

            (b) As used in this Agreement, the following terms shall have the following meanings:

                  "Collateral" has the meaning set forth in Section 2.

                  "Documents" means this Agreement, the Notes and all other certificates, documents, agreements and instruments delivered to Secured Parties under the Notes or in connection with the Obligations.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

                  "Notes" has the meaning set forth in the preamble above, as they may be amended, modified, renewed, extended or replaced from time to time.

                  "Obligations" means the indebtedness, liabilities and other obligations of Debtor to the Secured Parties under or in connection with the Notes or any of the other Documents, including, without limitation, all unpaid principal of the Notes, all interest accrued thereon, all fees and all other amounts payable by Debtor to the Secured Parties thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                  "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Minnesota.

            (c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

            (d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

      SECTION 2 Security Interest.

            (a) As security for the payment and performance of the Obligations, Debtor hereby grants to each Secured Party a security interest in all of Debtor's right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), instruments, inventory, investment property, letter-of-credit rights, money, general intangibles including, without limitation, all intellectual property and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, and all licenses relating to any of the foregoing, all reissuance, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto, and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the "Collateral").

            (b) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 20 hereof.

            (c) Secured Parties acknowledge that a principal amount of $15,917 of the Senior Secured Fixed Rate Note of the Company issued August 4, 1998 may be considered outstanding and prior in right to the security interest granted hereunder.

      SECTION 3 Financing Statements, Etc. Debtor shall execute and deliver to each Secured Party concurrently with the execution of this Agreement, and Debtor hereby authorizes each Secured Party to file (with or without Debtor's signature), at any time and from time to time thereafter, all financing statements, assignments, amendments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to such Secured Party, and take all other action, as a Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of each Secured Party in the Collateral. Debtor will cooperate with each Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper. Debtor will join with the Secured Parties in notifying any third party who has possession of any Collateral of the Secured Parties' security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Parties. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to each Secured Party indicating that the Secured Parties have a security interest in the chattel paper.

      SECTION 4 Representations and Warranties. Debtor represents and warrants to the Secured Parties that:

            (a) Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

            (d) Debtor's chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in
Schedule 2; Debtor's jurisdiction of organization is set forth in Schedule 2; Debtor's exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 2.

            (e) Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral, free from any Lien, except as set forth in Schedule 2.

            (f) All of Debtor's material U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

            (g) No control agreements exist with respect to any Collateral other than control agreements in favor of the Secured Parties.

            (h) As of the date hereof, Debtor does not have or hold any chattel paper, letter-of-credit rights or commercial tort claims except as disclosed to the Secured Parties; provided, however, that a failure to disclose such a claim will not be construed to be a waiver of such claim.

            (i) The names and addresses of all financial institutions and other Persons at which Debtor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 2.

      SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

            (a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or a Secured Party's right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

            (b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

            (c) Debtor shall give prompt written notice to each Secured Party (and in any event not later than 10 days following any change described below in this subsection) of: (i) any change in the location of Debtor's chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 2; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

            (d) Debtor shall not surrender or lose possession of, sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business or unless such Collateral is replaced by comparable Collateral of similar value; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

            (e) Debtor shall keep the Collateral free of all Liens.

            (f) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

            (g) Debtor shall maintain and preserve its legal existence, its rights to transact business and all other material rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Notes or any other Document.

            (h) Upon the request of a Secured Party, Debtor shall (i) immediately deliver to such Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that the Secured Parties are the entitlement holders with respect to any investment property, and/or obtain account control agreements in favor of the Secured Parties from such securities intermediaries, in form and substance satisfactory to each Secured Party, with respect to any investment property, as requested by a Secured Party, and (iii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any chattel paper, documents and letter-of credit rights, as a Secured Party shall reasonably specify.

      SECTION 6 Collection of Accounts. Until the Secured Parties exercise their rights hereunder to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of a Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor shall be held in trust for the Secured Parties and, in accordance with such Secured Party's instructions, remitted to the Secured Parties or deposited into account(s) of the Secured Parties in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of a Secured Party, upon and after the occurrence of any Event of Default, the Secured Parties shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for the Secured Parties and, in accordance with a Secured Party's instructions, remitted to the Secured Parties or deposited into account(s) with the Secured Parties in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, each Secured Party shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if such Secured Party were the absolute owner thereof; provided that each Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

      SECTION 7 Authorization; Secured Party Appointed Attorney-in-Fact. Each Secured Party shall have the right to, in the name of Debtor, or in the name of such Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints each Secured Party (and any of such Secured Party's officers, employees or agents designated by such Secured Party) as Debtor's true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of such Secured Party's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which such Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Parties' security interest therein and to accomplish the purposes of this Agreement. Each Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to such Secured Party, pursuant to clauses (ii), (iii) and (iv). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that a Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

      SECTION 8 Events of Default. Any of the following events which shall occur and be continuing shall constitute an "Event of Default":

            (a) Debtor shall fail to pay when due any amount of principal of or interest on the Notes or other amount payable hereunder or under any of the Notes or any other Document or in respect of the Obligations.

            (b) Any representation or warranty by Debtor in this Agreement or in any other Document shall prove to have been incorrect in any material respect when made or deemed made.

            (c) Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, the Notes or any other Document on its part to be performed or observed.

            (d) Debtor shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Debtor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under any state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect ("Bankruptcy Laws"), or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Debtor pursuant to any Bankruptcy Laws; or Debtor shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Debtor's property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Debtor; or any order for relief shall be entered against Debtor in any involuntary proceeding under any Bankruptcy Laws.

            (e) Debtor shall be in default under any material indebtedness.

            (f) Debtor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subsection (e).

            (g) Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn.

            (h) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to each Secured Party evidence reasonably satisfactory to such Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming each Secured Party as an additional named insured or loss payee).

      SECTION 9 Remedies.

            (a) Upon the occurrence and continuance of any Event of Default, any Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Notes or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) each Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as a Secured Party may determine; (ii) each Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to such Secured Party at any place and time designated by such Secured Party; (iii) each Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) each Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor's assets, without charge or liability to such Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as such Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by such Secured Party. Each Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Each Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

            (b) For the purpose of enabling the Secured Parties to exercise their rights and remedies under this Section 9 or otherwise in connection with this Agreement, Debtor hereby grants to each Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

            (c) No Secured Party shall have any obligation to clean up or otherwise prepare the Collateral for sale. No Secured Party has any obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and any Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting the Secured Parties' rights against Debtor. Debtor waives any right it may have to require a Secured Party to pursue any third Person for any of the Obligations. Each Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Each Secured Party may sell the Collateral without giving any warranties as to the Collateral. Each Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If a Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by a Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, a Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

            (d) To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor's repayment of the Obligations shall apply on a "first-in, first-out" basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

            (e) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to each Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

      SECTION 10 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require a Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, or (C) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against a Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral, other than claims for violations of law and willful misconduct.

      SECTION 11 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses, facsimile numbers or email addresses set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the UCC) has been (i) delivered by hand; (ii) sent by mail upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail as to communications sent to or from the United States); (iii) sent by facsimile transmission; or (iv) received by email.

      SECTION 12 No Waiver; Cumulative Remedies. No failure on the part of a Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to a Secured Party.

      SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, each Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of all of the Secured Parties. Any such purported assignment, transfer, hypothecation or other conveyance by Debtor without the prior express written consent of all of the Secured Parties shall be void. Debtor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations a Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder. Upon any assignment of a Secured Party's rights hereunder, such assignee shall have, to the extent of such assignment, all rights of a Secured Party hereunder. Debtor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of a Secured Party, the rights of a Secured Party set forth in this Agreement. Any such assignee shall be entitled to enforce a Secured Party's rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

      SECTION 14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

      SECTION 15 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

      SECTION 16 Acts of a Secured Party. Notwithstanding anything to the contrary herein, all actions taken hereunder by the Secured Parties or a Secured Party shall only be taken upon obtaining the prior written agreement of the Secured Party or Secured Parties holding at least a majority of the outstanding Obligations.

      SECTION 17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

      SECTION 18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      SECTION 19 Termination. Upon payment and performance in full of all Obligations, or upon conversion of the Notes, the security interest created under this Agreement shall terminate and each Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to such Secured Party hereunder.

      SECTION 20 Conflicts. In the event of any conflict or inconsistency between this Agreement or the Notes, the terms of this Agreement shall control.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                    DEBTOR:

                                    DIAMETRICS MEDICAL, INC.

                                    By: /s/ W. Bruce Comer
                                        --------------------------------------

                                    Its: Chief Executive Officer
                                         -------------------------------------



                                          SECURED PARTIES:



                                          ASSET MANAGERS INTERNATIONAL LIMITED

                                          By: /s/ Oskar P. Lewnowski
                                              --------------------------------
                                          Name:
                                          Title  Director


                                          MONARCH POINTE FUND, LTD.

                                          By: /s/ H. Harry Aharonian
                                              --------------------------------
                                          Name:
                                          Title  Portfolio Manager

                                   SCHEDULE 1
                            to the Security Agreement
                           SCHEDULE OF SECURED PARTIES

                                                       PRINCIPAL AMOUNT
             NAME OF SECURED PARTY                          OF NOTE
             ---------------------                          -------

Asset Managers International Limited
c/o Pentagon Capital Management, Plc
88 Baker Street
London W1U 6TQ                                            $375,000

Monarch Pointe Fund, Ltd.
c/o M.A.G. Capital, LLC
555 South Flower Street, Suite 4200
Los Angeles, CA 90071                                     $375,000

      TOTAL                                               $750,000

                                   SCHEDULE 2
                            to the Security Agreement

1.    JURISDICTION OF ORGANIZATION:

            Minnesota.

2.    CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS:

            3050 Centre Pointe Drive, Suite 150, Roseville, Minnesota, 55113.

3.    OTHER LOCATIONS WHERE DEBTOR CONDUCTS BUSINESS OR COLLATERAL IS KEPT:

            None.

4.    EXISTING LIENS:

        a) Judgment no. 05-02389 entered in the Court of Common Pleas, Chester County, PA, on March 24, 2005 against Diametrics Medical, Inc. in favor of Liberty Property Limited Partnership for the amount of $136,945, relating to Debtor's default under the terms of a commercial lease agreement dated January 20, 1999 and as amended on March 25, 2002, for the lease of the premises at 293 Great Valley Parkway, Malvern, Pennsylvania.

5.    DEPOSIT ACCOUNTS AND SECURITY ACCOUNTS:

            M&I Marshall & Isley Bank
            6625 Lyndale Ave S
            Richfield, MN 55423
            Accounts # 25088426 and 25773594

            Bank of America
            4754 Admiralty Way
            Marina Del Rey, CA 90292
            Account # 09145-41651

6.    PATENTS AND PATENT APPLICATIONS, IF ANY:

            Not applicable.

7.    COPYRIGHTS (REGISTERED AND UNREGISTERED) AND COPYRIGHT APPLICATIONS, IF
      ANY:

            Not applicable.


8. TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND TRADEMARK, SERVICE MARK AND TRADE NAME APPLICATIONS, IF ANY:

            Not applicable.